Exhibit 3.1

EXECUTION COPY

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CLARUS THERAPEUTICS, INC.

Clarus Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.                                      The name of the corporation is Clarus Therapeutics, Inc., which is the name under which said corporation was originally incorporated.

2.                                      The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 4, 2003, and was amended and restated in its entirety on February 13, 2004, and thereafter amended on March 21, 2006, was amended and restated again in its entirety on each of September 29, 2006, September 24, 2007 and November 7, 2007 and was amended on May 6, 2008, January 31, 2011 and July 14, 2011.

4.                                      This Fifth Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the Board of Directors and the stockholders of Clarus Therapeutics, Inc. in accordance with the applicable provisions of Sections 141(f), 242, 245 and 228 of the Delaware General Corporation Law.

5.                                      This Fifth Amended and Restated Certificate of Incorporation restates, integrates, amends and supersedes the provisions of the Fourth Amended and Restated Certificate of Incorporation of the corporation.

6.                                      The text of the Fourth Amended and Restated Certificate of Incorporation of the corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I

The name of the corporation (the “Corporation”) is:  Clarus Therapeutics, Inc.

ARTICLE II

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE III

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 54,005,381, consisting of (a) 30,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and (b) 24,005,381 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).  Of the shares of Preferred Stock, 2,500,000 shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), 5,066,637 shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 9,438,744 shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) and 7,000,000 shall be designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”).  The Series A Preferred Stock and the Series B Preferred Stock are referred to herein as the “Junior Preferred Stock.”

The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

PREFERRED STOCK

1.                                      Dividends.

(a)                                 The holders of Preferred Stock shall be entitled to receive dividends from the applicable original issuance date of such series of Preferred Stock at the rate of 8% of the Base Amount (as adjusted from time to time as provided below) for each 12-month period (or portion thereof) ending December 31, calculated on the basis of a year of 360 days comprised of twelve 30-day months.  The “Base Amount” in respect of each series of Preferred Stock shall initially be the Original Issuance Price of such series of Preferred Stock, in each case, subject to adjustment for any stock split, dividends, combinations, recapitalizations and the like with respect to such shares of Preferred Stock.  In the event that the full amount of a dividend in respect of any share of Preferred Stock is not paid during any such 12-month period or portion thereof, the Base Amount shall be increased by the amount of the dividend not paid, effective as of the immediately succeeding January 1.  Dividends on a share of Preferred Stock shall be cumulative and shall accrue, whether or not declared, and shall be payable (i) when and as declared by the Board, (ii) if unpaid, upon the conversion of such share into Common Stock, (iii) if unpaid, upon a Liquidation (as hereinafter defined) or (iv) if unpaid, upon the redemption of such share, whichever shall be the first to occur.  Upon any conversion of a share or shares of Preferred Stock, at the election of the holders of at least sixty-five percent (65%) of the outstanding shares of such converted series of Preferred Stock, voting together as a separate class, all accrued and unpaid dividends in respect of each such share being converted shall be paid in cash in lieu of receiving shares of Common Stock (at the Conversion Price at which such share shall convert into Common Stock) as otherwise provided in Section 5 below.  So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or in property, or make any distribution on the Series C Preferred Stock or Junior Preferred Stock or Common Stock until all dividends accrued and unpaid on the Series D Preferred Stock shall have been paid.  If the assets of the Corporation shall be insufficient to pay the holders of Series D Preferred Stock the full accrued and unpaid dividends to which they shall be entitled, the holders of Series D Preferred Stock shall share in any such payment of dividends on a pro rata basis in accordance with the total dividends that each such holder would have received had there been such sufficient assets.  So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or in property, or make any distribution on the Junior Preferred Stock or Common Stock until all dividends accrued and unpaid on the Series C Preferred Stock shall have been paid.  After the payment of all accrued and unpaid dividends on the Series D Preferred Stock, if the assets of the Corporation shall be insufficient to pay the holders of Series C Preferred Stock the full accrued and unpaid dividends to which they shall be entitled, the holders of the Series C Preferred Stock shall share in any such payment of dividends on a pro rata basis in accordance with the total dividends that each such holder would have received had there been such sufficient assets.  So long as any shares of Junior Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend, whether in cash or in property, or make any distribution on the Common Stock until all dividends accrued and unpaid on the Junior Preferred Stock shall have been paid.  After the payment of all accrued and unpaid dividends on the Series D Preferred Stock and on the Series C Preferred Stock, if the assets of the Corporation shall be insufficient to pay the holders of Junior Preferred Stock the full accrued and unpaid dividends to which they shall be entitled, the holders of Junior Preferred Stock shall share in any such payment of dividends on a pro rata basis in accordance with the total dividends that each such holder would have received had there been such sufficient assets.  After payment of all dividends owing to holders of Preferred Stock, such holders shall share ratably (on an as converted basis) in any dividends thereafter paid on the Common Stock.

(b)                                 In the event the Corporation shall fail to pay in full all accrued dividends on all shares of Preferred Stock, then the Corporation shall not thereafter declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock, or any other stock ranking on a parity with or junior to the Preferred Stock as to dividends.  The provisions of this Section 1(b) shall not apply to a dividend payable solely in Common Stock, to which the provisions of Section 5(e)(iii) hereof are applicable.

2.                                      Liquidation.

Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation:

(a)                                 First, the holders of Series D Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Series D Preferred Stock, an amount equal to the Liquidation Amount (as hereinafter defined) of such share before any distribution shall be made to the holders of Series C Preferred Stock and Junior Preferred Stock (including before any distribution to the holders of Series C Preferred Stock and Junior Preferred Stock pursuant to paragraphs (b), (c) and (d) of this Section), Common Stock or any other class of capital stock of the Corporation ranking junior to the Series D Preferred Stock.

(b)                                 Second, the holders of Series C Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Series C Preferred Stock, an amount equal to the Liquidation Amount (as hereinafter defined) of such share before any distribution shall be made to the holders of Series B Preferred Stock and Series A Preferred Stock (including after any distribution to the holders of Series D Preferred Stock pursuant to paragraph (a) of this Section and before any distribution to the holders of Series B Preferred Stock and Series A Preferred Stock pursuant to paragraphs (c) and (d) of this Section), Common Stock or any other class of capital stock of the Corporation ranking junior to the Series C Preferred Stock.

(c)                                  Third, the holders of Series B Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Series B Preferred Stock, an amount equal to the Liquidation Amount (as hereinafter defined) of such share before any distribution shall be made to the holders of the Series A Preferred Stock (including after any distribution to the holders of Series D Preferred Stock and Series C Preferred Stock pursuant to paragraphs (a) and (b) of this Section and before any distribution to the holders of Series A Preferred Stock pursuant to paragraph (d) of this Section), Common Stock or any other class of capital stock of the Corporation ranking junior to the Series B Preferred Stock.

(d)                                 Fourth, the holders of Series A Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders (including after any distribution to the holders of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock pursuant to paragraphs (a), (b) and (c) of this Section), with respect to each share of Series A Preferred Stock, an amount equal to the Liquidation Amount (as hereinafter defined) of such share before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock.

(e)                                  And Fifth, after the payment of the full Liquidation Amount to the holders of Preferred Stock, the holders of the Preferred Stock shall share ratably (on an as converted basis) with the holders of Common Stock in all remaining assets (if any) of the Corporation available for distribution to its stockholders.

If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series D Preferred Stock the full Liquidation Amount to which they shall be entitled, the holders of Series D Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata in accordance with the total Liquidation Amount that each such holder would have received had there been such sufficient assets).

If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be sufficient to pay the holders of Series D Preferred Stock the full Liquidation Amount to which they shall be entitled, but shall be insufficient to pay the holders of Series C Preferred Stock the full Liquidation Amount to which they shall be entitled, the holders of Series C Preferred Stock shall share in any distribution of available assets in accordance with such full Liquidation Amount (pro rata in accordance with the total Liquidation Amount that each such holder would have received had there been such sufficient assets).

If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be sufficient to pay the holders of Series D Preferred Stock and Series C Preferred Stock the full Liquidation Amounts to which they shall be entitled, but shall be insufficient to pay the holders of Series B Preferred Stock the full Liquidation Amount to which they shall be entitled, the holders of Series B Preferred Stock shall share in any distribution of available assets in accordance with such full Liquidation Amount (pro rata in accordance with the total Liquidation Amount that each such holder would have received had there been such sufficient assets).

If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be sufficient to pay the holders of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock the full Liquidation Amounts to which they shall be entitled, but shall be insufficient to pay the holders of Series A Preferred Stock the full Liquidation Amount to which they shall be entitled, the holders of Series A Preferred Stock shall share in any distribution of available assets in accordance with such full Liquidation Amount (pro rata in accordance with the total Liquidation Amount that each such holder would have received had there been such sufficient assets).

In any Liquidation that is a Change of Control or an Asset Sale, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made, provided that in the event that the consideration is shares of stock that are listed or quoted on a national securities exchange, then the value of such shares shall be the closing price for such shares on such exchange on the day immediately prior to such Liquidation.  In the event that the consideration to be received is shares of stock that are not listed or quoted on a national securities exchange, then for purposes of determining satisfaction of the Corporation’s obligations under Section 4(e), if ProQuest (as such term is defined in Section 4(e)) reasonably and in good faith objects (in a written notice delivered to the Company) to the fair market value determined by the Board of the consideration to be received in a transaction contemplated by Section 4(e), then (i) the Corporation will retain an independent valuation firm mutually agreed upon by ProQuest and the Corporation for the purpose of completing a valuation of such consideration and (ii) solely for purposes of determining satisfaction of the Corporation’s obligations under Section 4(e), the valuation determined by such valuation firm shall supersede the valuation previously determined by the Board.

3.                                      Redemption.

(a)                                 The holders of at least sixty-five percent (65%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis (the “Preferred Vote”), may require the Corporation to redeem all outstanding shares of Preferred Stock, out of funds legally available therefor, anytime after the fifth anniversary of the Original Issuance Date (as hereinafter defined) (a “Redemption Event”), in which case such shares of Preferred Stock shall be redeemed by the Corporation in three annual installments (it being understood that dividends which have been declared by the Board shall continue to accrue on such shares until such time as they are so redeemed by the Corporation and that no right of such holder with respect to any such shares not yet redeemed during such period shall be affected by such shares being subject to such redemption), with one-third of the outstanding shares of Preferred Stock redeemable in the first such installment, one-half of the remaining shares of Preferred Stock redeemable in the second such installment, and all of the remaining shares of Preferred Stock redeemable in the third such installment.  At least 20 days but not more than 60 days prior to each Redemption Event, the Corporation shall provide written notice of such Redemption Event (a “Mandatory Redemption Notice”) to each holder of Preferred Stock and the date on which such Redemption Event is scheduled to occur.  The Corporation shall effect such redemption immediately following the consummation of such Redemption Event.  If the assets of the Corporation available for redemption of Preferred Stock shall be insufficient to permit the payment of the full price required to be paid under this Section 3, then the holders of Preferred Stock shall share ratably in any such redemption based on the respective number of shares of Preferred Stock that such holders own.  In the event of a Redemption Event during the three year redemption period above, then the Corporation shall deliver a Mandatory Redemption Notice to each holder of Preferred Stock as set forth above, and such holders shall be entitled to elect to have its then outstanding shares of Preferred Stock immediately redeemed in connection with such Redemption Event.

(b)                                 The price (the “Redemption Price”) at which each share of Preferred Stock is to be redeemed by the Corporation pursuant to this Section 3 shall be equal to the Liquidation Amount of such share on the date of such redemption.  On and after any date that the Corporation is required to redeem shares of Preferred Stock pursuant to this Section 3 (unless default shall be made by the Corporation in the payment of the Redemption Price, in which event all such rights shall be exercisable until such default is cured), all rights in respect of the shares of Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.  The conversion of any shares of Preferred Stock into Common Stock shall have no effect on the Redemption Price payable in connection with the redemption of the shares of Preferred Stock not so converted.

(c)                                  Any communication or notice relating to redemption given pursuant to this Section 3 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Preferred Stock, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be.  At any time on or after the date on which shares of Preferred Stock shall be redeemed as provided in this Section 3, the holders of record of the shares of Preferred Stock being so redeemed shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing such shares to be redeemed.

4.                                      Voting Rights.

(a)                                 In addition to the rights provided by law or in the Corporation’s By-laws, each share of Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Preferred Stock is then convertible pursuant to Section 5 at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken.  The holders of Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

(b)                                 Election of Directors by Holders of Series C Preferred Stock and Series D Preferred Stock.

(i)                                     In addition to the other rights specified in this Section 4, as long as any shares of Series C Preferred Stock remain outstanding, the holders of at least 66 2/3% of the shares of Series C Preferred Stock outstanding, voting separately as one class, shall at all times have the special and exclusive right to elect three (3) directors to the Board (the “Series C Directors”).  In any election of directors by the Series C Preferred Stock pursuant to this Section 4(b)(i), each holder of Series C Preferred Stock shall be entitled to one vote for each share of Series C Preferred Stock held.  A vacancy in the directorship to be elected by the holders of Series C Preferred Stock pursuant to this Section 4(b) may be filled only by vote or written consent in lieu of a meeting of the holders of at least 66 2/3% of the shares of Series C Preferred Stock outstanding.  The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 4(b)(i).

(ii)                                  In addition to the other rights specified in this Section 4, as long as any shares of Series D Preferred Stock remain outstanding, the holders of at least 65% of the shares of Series D Preferred Stock outstanding, voting separately as one class, shall at all times have the special and exclusive right to elect one (1) director to the Board (the “Series D Director” and with the Series C Directors, the “Preferred Directors”).  In any election of directors by the Series D Preferred Stock pursuant to this Section 4(b)(ii), each holder of Series D Preferred Stock shall be entitled to one vote for each share of Series D Preferred Stock held.  A vacancy in the directorship to be elected by the holders of Series D Preferred Stock pursuant to this Section 4(b)(ii) may be filled only by vote or written consent in lieu of a meeting of the holders of at least 65% of the shares of Series D Preferred Stock outstanding.  The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 4(b)(ii).

(c)                                  As long as any shares of Series D Preferred Stock remain outstanding, and in addition to any other vote required by law or the Certificate of Incorporation of the Corporation, the Corporation shall not, without the affirmative vote or written consent in lieu of a meeting of the holders of at least 65% of the shares of Series D Preferred Stock outstanding, approve, authorize or effect any amendment to the Certificate of Incorporation (whether by amendment, merger, consolidation, recapitalization or otherwise) (a “Charter Amendment”) that adversely affects the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series D Preferred Stock, unless the Charter Amendment similarly affects all other series of Preferred Stock that have been designated.  For purposes of this section, without limiting the generality of the foregoing, any Charter Amendment that authorizes or designates any series of preferred stock (regardless of whether such series of preferred stock is senior to or pari passu with the Series D Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation) shall not, solely by virtue of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions related to such newly designated series of preferred stock, be deemed to adversely affect the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series D Preferred Stock.  Any Charter Amendment that is implemented not in accordance with this Section 4(c), and any acts or transactions by the Corporation relating thereto, shall be null and void ab initio, and of no force or effect.

(d)                                 As long as any shares of Preferred Stock remain outstanding, without the affirmative consent or approval of the Preferred Vote, the Corporation shall not in any manner (whether by merger, recapitalization or otherwise) approve, authorize or effect:

(i)                                     the creation, authorization, reclassification, designation, issuance or sale of any existing or new class or series of capital stock (including any shares of treasury stock) of the Corporation or any of its subsidiaries with rights, preferences or privileges senior to, or pari passu with, the Series D Preferred Stock or rights, options, warrants or other securities convertible into or exercisable or exchangeable for any such capital stock or any debt security which by its terms is convertible into or exchangeable for any such capital stock (in each case, other than as contemplated by the Securities Purchase Agreement and the Stockholders Agreement);

(ii)                                  any alteration or change of the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Preferred Stock;

(iii)                               any reclassification of the shares of any class or series of capital stock of the Corporation or any of its subsidiaries;

(iv)                              any amendment, alteration or repeal (by merger, consolidation, operation of law or otherwise) of any of the provisions of (A) this Certificate of Incorporation or (B) the By-laws of the Corporation;

(v)                                 any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

(vi)                              any increase or decrease in the authorized number of members of the Corporation’s Board;

(vii)                           any sale or license of all or substantially all of the material intellectual property or material products or technologies of the Corporation to a third party;

(viii)                        establishment of or ownership of any subsidiary entity or joint venture in which the Corporation owns or controls less than 100% of the equity securities;

(ix)                              disposal of any subsidiary stock or all or substantially all of any subsidiary assets;

(x)                                 any material change the nature of the business of the Corporation;

(xi)                              any acquisition in any transaction or series of transactions of securities issued by any entity for a purchase price in excess of $200,000;

(xii)                           commencing or settling any material litigation involving the Corporation;

(xiii)                        any Liquidation or any recapitalization or reorganization of the Corporation or any of its subsidiaries;

(xiv)                       any public offering of any securities by the Corporation or any of its subsidiaries;

(xv)                          any redemption, repurchase or other acquisition of shares of capital stock of the Corporation or any of its subsidiaries, except for any such repurchase or acquisition of capital stock (A) from directors, officers, employees, advisors, consultants, agents, vendors and partners of the Corporation or any of its subsidiaries at the lower of fair market value or cost, in each case, as determined by the Board (including a majority of the Preferred Directors), or (B) upon exercise by the Corporation of a right of first refusal upon a proposed transfer of such shares;

(xvi)                       any sale, conveyance, mortgage, pledge or lease of all or substantially all of the assets of any subsidiary of the Corporation;

(xvii)                    any incurrence of any indebtedness for borrowed funds in an amount greater than $1,000,000, in the aggregate, other than equipment leases or bank lines of credit on terms approved by a majority of the Board;

(xviii)                 any creation or authorization to create any debt security if the Corporation’s aggregate principal indebtedness would exceed $10,000,000 (other than equipment leases or bank lines of credit);

(xix)                       the payment of any dividend or other distribution upon shares of capital stock of the Corporation or any of its subsidiaries other than the Series D Preferred Stock;

(xx)                          the establishment or amendment (including an amendment increasing the number of shares reserved for issuance under) of any stock option or incentive plan or stock issuance plan (or any other plan or agreement pursuant to which securities of the Corporation or any of its subsidiaries may be issued) for the benefit of directors, officers, employees, advisors, consultants, agents, vendors or partners of the Corporation or any its subsidiaries that is not approved by a majority of the Board (including a majority of the Preferred Directors); or

(xxi)                       any agreement, promise, commitment or undertaking to do any of the foregoing.

(e)                                  As long as any shares of Series D Preferred Stock remain outstanding, and in addition to any other vote required by law or the Certificate of Incorporation of the Corporation, the Corporation shall not in any manner (whether by amendment, merger, consolidation, recapitalization or otherwise) approve, authorize or effect any Liquidation, whether by merger, consolidation or otherwise, pursuant to which ProQuest Investments IV, L.P. or its successors or assigns under the Securities Purchase Agreement (“ProQuest”) will be entitled to receive, at the closing of such transaction, consideration with a value less than the Original Issuance Price per share of Series D Preferred Stock as part of the initial payment in relation to such transaction, without the written consent of ProQuest.

5.                                      Conversion.

(a)                                 Upon the terms set forth in this Section 5, each holder of each share of Preferred Stock shall have the right, at such holder’s option, at any time and from time to time, to convert such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount by (B) the applicable Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificate representing such share.  The conversion price (the “Conversion Price”) per share at which shares of Common Stock shall be issuable upon conversion of shares of Series D Preferred Stock shall be $4.497407693, for shares of Series C Preferred Stock shall be $1.5015 and for shares of Series A Preferred Stock and Series B Preferred Stock shall be $1.82 each as adjusted pursuant to Section 5(e) below.  The holder of any shares of Preferred Stock may exercise the conversion right pursuant to this Section 5(a) by delivering to the Corporation each certificate representing the shares to be converted, duly endorsed or assigned in blank to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with each relevant address) in which the certificate or certificates for the shares of Common Stock are to be issued.  The conversion shall be deemed to have been effected on the date (the “Conversion Date”), as applicable, when such delivery is made, or with respect to the then outstanding shares of Preferred Stock, (i) upon the consummation of a Qualified Public Offering or (ii) upon receipt of the affirmative vote of the Preferred Vote.

(b)                                 In accordance with the terms set forth in this Section 5, with respect to the then outstanding Preferred Stock, (i) upon the consummation of a Qualified Public Offering, or (ii) upon receipt of the affirmative vote of the Preferred Vote, each share of Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Liquidation Amount for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect.

(c)                                  As promptly as practicable after the conversion of any shares of Preferred Stock into Common Stock under Section 5(a) or 5(b) above, the Corporation shall issue and deliver to or upon the written order of the holder such shares, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(d) below.  The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Preferred Stock so converted shall cease on the Conversion Date.  Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

(d)                                 The number of full shares of Common Stock issuable upon conversion of Preferred Stock shall be computed on the basis of the aggregate number of shares of such Preferred Stock to be converted.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest.  The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

(e)                                  The Conversion Price shall be subject to adjustment from time to time as follows:

(i)                                     If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the applicable Conversion Price for such Preferred Stock in effect immediately prior to the issuance of such Common Stock, then the Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

(A)                               an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on an as-converted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

(B)                               an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance, and (y) the total number of shares of Common Stock issued (or deemed to have been issued as provided herein) in connection with such issuance.

(ii)                                  For the purposes of any adjustment of the Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

(A)                               In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

(B)                               In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

(C)                               For the purpose of the adjustment required under this Section 5(e), if the Corporation issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, additional shares of Common Stock other than Excluded Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of additional shares of Common Stock or Convertible Securities and if the effective price of such additional shares of Common Stock is less than the applicable Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of additional shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities plus:

(1)                                 in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options; and

(2)                                 in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(3)                                 If the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the then-effective Conversion Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the then-effective Conversion Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities.

(D)                               No further adjustment of the applicable Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of additional shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities.  If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Conversion Price which would have been in effect had an adjustment been made on the basis that the only additional shares of Common Stock so issued were the additional shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such additional shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

(iii)                               If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(iv)                              If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(v)                                 In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger.  The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

(vi)                              No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 0.1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment.  All calculations under Sections 5(e)(i) through 5(e)(v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

(vii)                           In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional shares and such cash.

(f)                                   Whenever the Conversion Price shall be adjusted as provided in Section 5(e)(iv), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment.  The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Preferred Stock affected by the adjustment at such holder’s address appearing on the Corporation’s records.  Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(e)(ix) below.

(g)                                  If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of Section 5(e), the Corporation shall give notice to each holder of shares of Preferred Stock, in the manner set forth in Section 5(e)(vii) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(h)                                 The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

(i)                                     At any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, each holder of Preferred Stock shall receive, at the same time as such securities are distributed to holders of Common Stock, the number of securities of the Corporation which it would have received had its shares of Preferred Stock been converted into shares of Common Stock on the date of such event.

(j)                                    The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common

Stock in a name other than that in which the shares of Preferred Stock so converted were registered, as appropriate.

6.                                      No Reissuance.  No shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

7.                                      Definitions.

In addition to the terms defined elsewhere in this Certificate of Incorporation, as used herein, the following terms shall have the following respective meanings:

(a)                                 “Board” shall mean the Board of Directors of the Corporation.

(b)                                 “Certificate of Incorporation” shall mean this Fifth Amended and Restated Certificate of Incorporation, as amended and in effect from time to time.

(c)                                  “Change of Control of the Corporation” shall mean any transaction or any event, or related series of transactions or events (including, without limitation, any merger, consolidation or reorganization) occurring after the Original Issuance Date, as a result of which (i) any one or more persons or entities acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) 50% or more of the voting power of the capital stock of the Corporation or (ii) the control of more than 50% of the number of shares of Common Stock outstanding on the Original Issuance Date has been transferred (including transfers by and among such the holders thereof on such date) since the Original Issuance Date in the aggregate.  For purpose of this paragraph (c), “Common Stock” shall include shares of Common Stock issuable upon exercise of warrants, options and other rights to acquire Common Stock outstanding on the Original Issuance Date (including the Preferred Stock), whether or not at the time exercised or exercisable.

(d)                                 “Corporate Opportunity” shall mean an investment or business opportunity or prospective economic or competitive advantage that (i) the Corporation is financially able to undertake, (ii) is one in which the Corporation has or, but for the effect of Article VII, the Corporation would have, an interest or reasonable expectancy in and (iii) if offered to a director, officer, employee or agent of the Corporation who is also a director (or person in a similar position), officer, employee or agent of a Principal Stockholder, such transaction, potential transaction or other business opportunity is offered to him or her solely in his or her capacity as a director, officer, employee or agent of the Corporation.

(e)                                  “Equity Incentive Plan” means the Clarus Therapeutics, Inc. 2004 Stock Incentive Plan, as may be amended and/or restated from time to time on terms approved by the Board and stockholders of the Corporation in accordance with this Certificate of Incorporation.

(f)                                   “Excluded Stock” means:  (i) up to 1,529,936 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options, or the grant of shares of restricted stock, granted to directors (or persons in similar positions), officers, advisors, employees and independent consultants of the Corporation or its subsidiaries pursuant to and in accordance with a stock option or incentive plan duly authorized by the Board or the appropriate committee thereof, including any additional shares of Common

Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options or restricted stock, as the case may be; (ii) shares of Common Stock issued upon conversion of shares of Preferred Stock, including any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such shares; (iii) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of capital stock of the Corporation; (iv) Common Stock issued upon exercise of options or warrants exercisable therefor that are outstanding as of the filing date of this Certificate of Incorporation; (v) Preferred Stock issued upon exercise of warrants exercisable therefor that are outstanding as of the filing date of this Certificate of Incorporation; (vi) Common Stock issued in connection with an acquisition or strategic vendor, leasing or lending arrangement with the Corporation, as authorized by the Board (including at least a majority of the Preferred Directors), but excluding Common Stock issued to a then existing stockholder of the Corporation or any of its stockholders, partners, members, subsidiaries or affiliates; and (vii) Common Stock issued pursuant to a Qualified Public Offering.

(g)                                  “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (ii) any Change of Control of the Corporation or (iii) any sale, transfer, conveyance, mortgage, pledge, license or lease of all or substantially all of the assets of the Corporation (an “Asset Sale”).

(h)                                 “Liquidation Amount” means, as to each share of Preferred Stock, the Original Issuance Price, plus all accrued and unpaid dividends thereon through the date of payment of such amount to the holder thereof.

(i)                                     “Original Issuance Date” shall mean the date of original issuance of the first share of Series D Preferred Stock.

(j)                                    “Original Issuance Price” shall mean, (i) with respect to the Series D Preferred Stock, $4.497407693 per share, (ii) with respect to the Series C Preferred Stock, $0.825 per share, and (iii) with respect to the Series A Preferred Stock and Series B Preferred Stock, $1.00 per share of Preferred Stock.

(k)                                 “Principal Stockholder” shall mean any of ProQuest Investments IV, L.P., Thomas, McNerney & Partners, L.P., TMP Nominee, LLC TMP Associates, L.P., Thomas, McNerney & Partners II, L.P., TMP Nominee II, LLC or TMP Associates II, L.P., H.I.G. Ventures — Clarus, LLC and, in each case its successors and assigns.

(l)                                     “Qualified Public Offering” shall mean a firmly underwritten public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended, involving aggregate net proceeds to the Corporation of at least $50,000,000 and involving a per share offering price of at least three (3) times the Series D Preferred Stock Original Issuance Price (as equitably adjusted).

(m)                             “Renounced Opportunity” shall mean a Corporate Opportunity that relates to any line of business in which the Corporation or any of its subsidiaries or affiliates is presently engaged or may in the future be engaged, including, without limitation, transactions in which a

Principal Stockholder might otherwise be involved that competes or potentially competes with the business of the Corporation.

(n)                                 “Securities Purchase Agreement” shall mean the Corporation’s Series D Preferred Stock Purchase Agreement, dated as of the Original Issuance Date, as it may be amended and/or restated from time to time.

(o)                                 “Stockholders Agreement” shall mean the Corporation’s Stockholders Agreement, dated as of the Original Issuance Date, as it may be amended and/or restated from time to time.

COMMON STOCK

8.                                      General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

9.                                      Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE IV

The business and affairs of the Corporation shall be managed by or under the direction of the Board, and the directors of the Corporation need not be elected by ballot unless required by the By-laws of the Corporation.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, amend and repeal the By-Laws of the Corporation.

ARTICLE VI

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived any improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

Except as may otherwise be agreed to in writing by a Principal Stockholder, such Principal Stockholder and its officers, directors (or persons in similar positions), agents, stockholders, members, partners, affiliates and subsidiaries (each an “Associate”) may engage or invest in, independently or with others, any business activity of any type or description, including, without limitation, those business activities that might be considered to be (a) the same as or similar to the business of the Corporation or any of its subsidiaries or affiliates, (b) in direct or indirect competition with the Corporation or any of its subsidiaries or affiliates or (c) the pursuit of a Renounced Opportunity.

If any Principal Stockholder or any of its Associates acquires knowledge of a potential transaction or matter which may be a Renounced Opportunity, neither the Corporation nor any stockholder of the Corporation shall have any interest in, or expectation that, such Renounced Opportunity be offered to it, and any such interest or expectation otherwise due to the Corporation with respect to such Renounced Opportunity is hereby renounced by the Corporation to the fullest extent permitted by the DGCL (including, without limitation, Section 122(17) of the DGCL).  Accordingly, such Principal Stockholder or Associate shall (a) have no duty to communicate or present such Renounced Opportunity to the Corporation or any of its stockholders, subsidiaries or affiliates, (b) have the right to hold any such Renounced Opportunity for its own account, or the account of any of its Associates, or to recommend, sell, assign or otherwise transfer such Renounced Opportunity to persons or entities other than the Corporation or any of it stockholders, subsidiaries or affiliates and (c) not be liable to the Corporation or any of its stockholders, subsidiaries or affiliates for breach of any fiduciary duty as a stockholder of the Corporation or otherwise by reason of the fact that such Principal Stockholder or Associate pursues or acquires such Renounced Opportunity for itself, directs, sells, assigns or otherwise transfers such Renounced Opportunity to another person or entity, or does not communicate information regarding such Renounced Opportunity to the Corporation or any of its stockholders, subsidiaries or affiliates.

Any person or entity purchasing or otherwise acquiring any capital stock or other interest in the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VII.

ARTICLE VIII

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.  The Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IX

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such matter as the said court directs.  If a majority in number representing 3/4 in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE X

To the fullest extent permitted by applicable law and subject to Article III, Section 4 above, this Certificate of Incorporation or any term hereof may be amended only upon the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock, voting together as a single class and on an as-converted basis.

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IN WITNESS WHEREOF, the Corporation has caused this Fifth Amended and Restated Certificate of Incorporation to be duly executed by its duly authorized officer this 9th day of September, 2011.

CLARUS THERAPEUTICS, INC.

By:	/s/ Robert E. Dudley
	Name:	Robert E. Dudley
	Title:	President and CEO

CERTIFICATE OF AMENDMENT

OF

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CLARUS THERAPEUTICS, INC.

CLARUS THERAPEUTICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:                                                      That the Board of Directors of the Corporation (the “Board”), by unanimous written consent duly adopted resolutions in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) (i) proposing an amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation as amended to date (as amended, the “Certificate of Incorporation”), (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders.  Such resolution proposed to amend the Certificate of Incorporation in the following manners:

NOW, THEREFORE, BE IT RESOLVED, that the Corporation amend its Certificate of Incorporation by amending and restating the first paragraph of Article III as follows:

“The total number of shares of all class of stock which the Corporation shall have authority to issue is 60,638,747, consisting of (a) 33,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and (b) 27,638,747 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). Of the shares of Preferred Stock, 2,500,000 shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), 5,066,637 shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 9,438,744 shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) and 10,633,366 shall be designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”) as shall be fixed by the Board prior to the issuance of any shares thereof. The Series A Preferred Stock and the Series B Preferred Stock are referred to herein as the “Junior Preferred Stock.””

SECOND:                                       That in lieu of a meeting and vote of the stockholders, the stockholders of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD:                                                  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

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IN WITNESS WHEREOF, this Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 15th day of February, 2013

By:	/s/ Robert E. Dudley
	Name:	Robert E. Dudley
	Title:	President

Signature Page to Charter Amendment

CERTIFICATE OF AMENDMENT

OF

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CLARUS THERAPEUTICS, INC.

CLARUS THERAPEUTICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:                              That the Board of Directors of the Corporation (the “Board”), by unanimous written consent duly adopted resolutions in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) (i) proposing a second amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation as amended to date (as amended, the “Certificate of Incorporation”), (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders.  Such resolution proposed to amend the Certificate of Incorporation in the following manners:

NOW, THEREFORE, BE IT RESOLVED, that the Corporation amend its Certificate of Incorporation by amending and restating the first paragraph of Article III as follows:

“The total number of shares of all class of stock which the Corporation shall have authority to issue is 60,799,894, consisting of (a) 33,100,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and (b) 27,699,894 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). Of the shares of Preferred Stock, 2,500,000 shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), 5,066,637 shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), 9,438,744 shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Stock”) and 10,694,513 shall be designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”) as shall be fixed by the Board prior to the issuance of any shares thereof. The Series A Preferred Stock and the Series B Preferred Stock are referred to herein as the “Junior Preferred Stock.””

SECOND:                                       That in lieu of a meeting and vote of the stockholders, the stockholders of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD:                                                  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

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IN WITNESS WHEREOF, this Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 4th day of April, 2013

By:	/s/ Robert E. Dudley
Name: Robert E. Dudley
Title: President

[Signature Page to Charter Amendment]

CERTIFICATE OF AMENDMENT

OF

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CLARUS THERAPEUTICS, INC.

CLARUS THERAPEUTICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:                                                      That the Board of Directors of the Corporation (the “Board”), by unanimous written consent duly adopted resolutions in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) (i) proposing a third amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, as amended to date (as amended, the “Certificate of Incorporation”), (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) directing that such amendment be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders.  Such resolution proposed to amend the Certificate of Incorporation in the following manners:

NOW, THEREFORE, BE IT RESOLVED, that the Corporation amend its Certificate of Incorporation by amending and restating Article III, Section 7(f) as follows:

““Excluded Stock” means:  (i) up to 2,529,936 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock issuable upon exercise of stock options, or the grant of shares of restricted stock, granted to directors (or persons in similar positions), officers, advisors, employees and independent consultants of the Corporation or its subsidiaries pursuant to and in accordance with a stock option or incentive plan duly authorized by the Board or the appropriate committee thereof, including any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options or restricted stock, as the case may be; (ii) shares of Common Stock issued upon conversion of shares of Preferred Stock, including any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such shares; (iii) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of capital stock of the Corporation; (iv) Common Stock issued upon exercise of options or warrants exercisable therefor that are outstanding as of the filing date of this Certificate of Incorporation; (v) Preferred Stock issued upon exercise of warrants exercisable therefor that are outstanding as of the filing date of this Certificate of Incorporation; (vi) Common Stock issued in connection with an acquisition or strategic vendor, leasing or lending arrangement with the Corporation, as authorized by the Board (including at least a majority of the Preferred Directors), but excluding Common Stock issued to a then existing stockholder of the Corporation or any of its stockholders, partners, members, subsidiaries or affiliates; and (vii) Common Stock issued pursuant to a Qualified Public Offering.”

SECOND:                                       That in lieu of a meeting and vote of the stockholders, the stockholders of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD:                                                  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

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IN WITNESS WHEREOF, this Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 14th day of February, 2014.

By:	/s/ Robert E. Dudley
	Name:	Robert E. Dudley
	Title:	President

[Signature Page to Charter Amendment]